Exhibit 99.1

      MATRIA HEALTHCARE APPOINTS RICHARD M. HASSETT, M.D. AS PRESIDENT AND
                             CHIEF OPERATING OFFICER

MARIETTA, Ga., Nov. 8 /PRNewswire-FirstCall/ -- Matria Healthcare, Inc. (Nasdaq:
MATR) today announced the promotion of Dr. Richard M. Hassett to the position of President and Chief Operating Officer. Dr. Hassett, who joined Matria in November 2004 in the capacity of Executive Vice President and Chief Strategic Officer, had previously been responsible for broadening the Company's disease management and related services offerings through new product development and merger and acquisition initiatives. Previously, Dr. Hassett was an executive with Accordant Health Services, one of the early entrants into the disease management sector of healthcare. Immediately prior to joining Matria, he was the President and CEO of two healthcare ventures.

Parker H. "Pete" Petit, Chairman and CEO, commented, "Rick Hassett has made significant contributions in formulating our long-term strategies since his arrival last year. Rick's previous operating experience and general management expertise will be very helpful in continuing the advancement of our operational capabilities. Our corporate and operating management teams are very strong, and we anticipate an extremely quick transition. Rick is an experienced executive, all of our corporate executives are intimately involved in our operations, and our business unit executives are seasoned general managers with in-depth knowledge of their respective markets. We are pleased that our prior succession planning initiatives will provide the foundation for a smooth transition and the uninterrupted growth of Matria."

In addition, Matria announced the recent appointment of Donald E. Fetterolf, M.D., MBA, to the position of Corporate Vice President of Strategic Initiatives. Dr. Fetterolf spent the last twelve years with Highmark, Inc., a Blue Cross Blue Shield affiliate in Pennsylvania, previously serving as Chief Medical Officer and most recently focused on Highmark's Informatics initiatives. Dr. Fetterolf is the Chairman of the Quality and Research Committee for the Disease Management Association of America (DMAA) where he is also a member of the DMAA Board of Directors and the DMAA Executive Committee. In his new position with Matria, Dr. Fetterolf will report to Dr. Rick Hassett.

Matria also announced the recent appointment of Richard J. Hodach, M.D., MPH, PhD, as Vice President and Medical Director of the Company's Health Enhancement division. Prior to joining Matria, Dr. Hodach served for the last six years as Vice President, Medical Affairs and Medical Director at Accordant Health Services.

Petit further commented, "The additions of Dr. Fetterolf and Dr. Hodach increase our capability to continue to provide innovative solutions in the rapidly growing area of disease management and wellness. Dr. Marty Olson and Dr. Gary Stanziano have been responsible for Matria's Health Enhancement and Women's and Children's Health initiatives over the last decade. With the combination of Dr. Fetterolf, Dr. Hodach, Dr. Olson and Dr. Stanziano, we have assembled an outstanding group of medical experts. Their collaborative efforts should allow Matria to continue to innovate and serve as a leader in our various sectors of healthcare."

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ABOUT MATRIA HEALTHCARE

Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans and employers. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at www.matria.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements. Such statements include but are not limited to the impact of the experience of the Company's executives on the successful transition, continued provision of innovative disease management and wellness solutions, and the continued growth of the Company. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include failure of the executives to perform as expected, decreased interest in or demand for the Company's disease management and wellness programs, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2004. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

     Contact:
     Stephen M. Mengert
     Chief Financial Officer
     770/767-4500

SOURCE  Matria Healthcare, Inc.
    -0-                             11/08/2005
    /CONTACT: Stephen M. Mengert, Chief Financial Officer, +1-770-767-4500/ /Web site: http://www.matria.com /
    (MATR)